EXHIBIT 10.1

EIGHTH EXTENSION
TO
STOCKHOLDERS’ AGREEMENT

This EIGHTH EXTENSION TO STOCKHOLDERS’ AGREEMENT (the “Eighth Extension”) is hereby entered into as of the 31st day of December, 2009, by and between Lifeway Foods, Inc., an Illinois corporation (the “Company”) and DS Waters, L.P., a Delaware limited partnership (“DSW”) (“Stockholder”). Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning ascribed to those terms in the Stockholders’ Agreement.

WHEREAS, Danone Foods, Inc., a Delaware corporation (“DFI”) executed that certain Stock Power dated November 10, 2005, transferring all the shares of the Company which were held by DFI as of such date that are the subject of that certain Stockholders’ Agreement by and among DFI and the Company and certain other parties dated as of October 1, 1999, as amended on December 24, 1999 (as amended and extended, the “Stockholders’ Agreement”) and as extended by that certain First Extension to Stockholders’ Agreement dated September 28, 2004 (the “First Extension”) and by that certain Second Extension to Stockholders’ Agreement dated October 29, 2004 (“Second Extension”) and by that certain Third Extension to Stockholders’ Agreement dated December 30, 2004 (the “Third Extension”) and by that certain Fourth Extension to Stockholders’ Agreement dated April 28, 2006 (the “Fourth Extension”) and by that certain Fifth Extension to Stockholders’ Agreement dated December 26, 2007 (the “Fifth Extension”) and by the Sixth Extension to Stockholders’ Agreement entered into as of December 31, 2007 (the “Sixth Extension”) and by the Seventh Extension to Stockholders’ Agreement entered into as of January 15, 2009 (the “Seventh Extension”)  are the subject of the Stockholders’ Agreement to DSW;

WHEREAS, DSW accepted such shares subject to the covenants and restrictions contained in the Stockholders’ Agreement and DSW hereby agrees to be bound by its terms contained therein;

WHEREAS, under the Seventh Extension, the Standstill Period and the operative period of Section 6.02 of the Stockholders’ Agreement (“Non-Compete Period”) expires on December 31, 2009;  and

WHEREAS, each of the Company and the Stockholders desires to further amend the Stockholders’ Agreement to extend the Standstill Period and the Non-Compete Period, with the specific exclusion of the company, Stonyfield Farms, Inc. from any such obligation, of the Stockholders’ Agreement as more fully provided in this Eighth  Extension.

NOW, THEREFORE, in consideration of the entry of the parties into this Eighth Extension and for other good and valuable consideration, the receipt of which is acknowledged herein, the parties hereto agree as follows:

1.   Acceptance of Terms of Stockholders’ Agreement; Acknowledgment.  DSW represents to Company that DSW is an Affiliate of DFI and that DSW has been assigned the Stockholders’ Agreement and the shares of Company from DFI and, DSW further agrees to be bound by, and receive all the benefits of, the terms and conditions of the Stockholders’ Agreement.

2.   Extension of Standstill Period.  The Standstill Period shall be extended to include any time during the period beginning on October 1, 1999 and ending at the close of business on December 31, 2010 and during which the Stockholders Beneficially Owns 10% or more of the outstanding shares of Common Stock on a Fully Diluted Basis.

3.   Extension of Non-Compete Period.  The Non-Compete Period shall be extended to include the period beginning on October 1, 1999 and ending at the close of business on December 31, 2010, with the exception that the Stonyfield Farms, Inc. entity shall be specifically excluded from any and all non-compete obligations.  The non-compete obligations shall apply only to kefir.

4.   Governing Law.  This Eighth Extension shall be governed by and construed in accordance with the laws of the State of Illinois.

5.   No Waiver of Other Rights.  The execution, delivery and effectiveness of this Eighth Extension shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any of the parties to the Stockholders’ Agreement.

6.   Counterparts.  This Eighth Extension may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Eighth Extension is hereby executed as of the date first above written.

LIFEWAY FOODS, INC., an Illinois corporation	DS WATERS, L.P., a Delaware limited partnership By: DS Waters General Partner, LLC, its general partner
By: /s/ Julie Smolyansky Name: Julie Smolyansky Its: President	By: /s/ Karen Aviles Name: Karen Aviles Its: Treasurer

CH01/KUBED/247236.1